Exhibit 99.1
AT&T INC.
Unaudited Pro Forma Condensed Combined Financial Statements
Dollars in millions except per share amounts
The Unaudited Pro Forma Condensed Combined Financial Statements presented below are derived from the historical consolidated financial statements of AT&T Inc. (formerly known as SBC Communications Inc. (SBC)) and AT&T Corp. (ATTC). In connection with the merger, SBC changed the name of the company from “SBC Communications Inc.” to “AT&T Inc.” For the reader’s convenience, these Unaudited Pro Forma Condensed Combined Financial Statements and Notes thereto refer to each company by the legal entity name prior to the merger. The Unaudited Pro Forma Condensed Combined Financial Statements are prepared using the purchase method of accounting, with SBC treated as the acquirer and as if the acquisition of ATTC had been completed on January 1, 2004 for statement of income purposes and on September 30, 2005 for balance sheet purposes. For a summary of the business combination, see “The Merger” included in the SBC Form S-4 filed with the Securities and Exchange Commission (SEC) on March 11, 2005 (File No. 333-123283) including all amendments and supplements to it.
The Unaudited Pro Forma Condensed Combined Financial Statements are based upon the historical financial statements of SBC and ATTC adjusted to give effect to the ATTC acquisition. The pro forma amounts have been developed from (a) the audited consolidated financial statements of SBC contained in its Annual Report on Form 10-K for the year ended December 31, 2004 and the unaudited consolidated financial statements of SBC contained in its Quarterly Report on Form 10-Q for the nine-month period ended September 30, 2005, and (b) the audited consolidated financial statements of ATTC contained in its Annual Report on Form 10-K for the year ended December 31, 2004 and the unaudited consolidated financial statements of ATTC contained in its Quarterly Report on Form 10-Q for the nine-month period ended September 30, 2005.
Under the purchase method of accounting, the assets and liabilities of ATTC were recorded at their respective fair values as of the date of the acquisition, November 18, 2005. SBC has obtained preliminary third-party valuations of property, plant and equipment, intangible assets (including the ATTC brand name), debt and certain other assets and liabilities. Because of the proximity of this transaction to year end, the values of certain assets and liabilities are based on preliminary valuations, as allowed by U.S. generally accepted accounting principles, and are subject to adjustment as additional information is obtained. We cannot provide any assurance that such adjustments will not result in a material change.
The Unaudited Pro Forma Condensed Combined Financial Statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of SBC would have been had the ATTC acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.
The Unaudited Pro Forma Condensed Combined Financial Statements do not include the realization of cost savings from operating efficiencies, revenue synergies or other restructuring costs expected to result from the ATTC acquisition.
The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of SBC and ATTC.

AT&T INC.
Unaudited Pro Forma Condensed Combined Financial Statements — Continued
Dollars in millions except per share amounts
AT&T INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2004

	Historical		Pro Forma
	SBC	ATTC	Adjustments			Combined

Total Operating Revenues	$40,787	$30,537	$(1,957)	(c	)	$69,367
Operating Expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	17,515	17,237	(1,957)	(c	)	32,763
			(32)	(d	)
Selling, general and administrative	9,807	6,849	(55)	(d	)	16,601
Depreciation and amortization	7,564	3,768	990	(b8)		10,699
			(428)	(f	)
			(115)	(g	)
			(1,080)	(h	)
Asset impairment and net restructuring and other charges	—	12,772	—	(h	)	12,772

Total Operating Expenses	34,886	40,626	(2,677)			72,835

Operating Income	5,901	(10,089)	720			(3,468)
Interest expense	1,023	802	(100)	(e	)	1,725
Other income (expense) — net	2,287	(135)	—			2,152

Income (Loss) Before Income Taxes	7,165	(11,026)	820			(3,041)
Provision (benefit) for income taxes	2,186	(4,557)	312	(j	)	(2,059)

Income (Loss) From Continuing Operations	$4,979	$(6,469)	$508			$(982)

Basic Earnings Per Share:
Income (Loss) From Continuing Operations	$1.50	$(8.14)				$(0.25)	(i	)
Weighted Average Common Shares Outstanding (000,000)	3,310	795				3,942

Diluted Earnings Per Share:
Income (Loss) From Continuing Operations	$1.50	$(8.14)				$(0.25)	(i	)
Weighted Average Common Shares Outstanding with Dilution (000,000)	3,322	795				3,942
The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

AT&T INC.
Unaudited Pro Forma Condensed Combined Financial Statements — Continued
Dollars in millions except per share amounts
AT&T INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

	Historical		Pro Forma
	SBC	ATTC	Adjustments			Combined

Total Operating Revenues	$30,896	$20,395	$(1,443)	(c	)	$49,848
Operating Expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	13,176	11,260	(1,392)	(c	)	23,023
			(21)	(d	)
Selling, general and administrative	7,247	4,407	(39)	(d	)	11,615
Depreciation and amortization	5,437	1,889	515	(b8)		7,440
			(321)	(f	)
			(80)	(g	)

Total Operating Expenses	25,860	17,556	(1,338)			42,078

Operating Income	5,036	2,839	(105)			7,770
Interest expense	1,051	533	(72)	(e	)	1,512
Other income (expense) — net	644	(99)	—			545

Income Before Income Taxes	4,629	2,207	(33)			6,803
Provision for income taxes	1,498	851	(13)	(j	)	2,336

Net Income	$3,131	$1,356	$(20)			$4,467

Basic Earnings Per Share:
Net Income	$0.95	$1.69				$1.14	(i	)
Weighted Average Common Shares Outstanding (000,000)	3,300	801				3,932

Diluted Earnings Per Share:
Net Income	$0.95	$1.68				$1.13	(i	)
Weighted Average Common Shares Outstanding with Dilution (000,000)	3,311	809				3,949
The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

AT&T INC.
Unaudited Pro Forma Condensed Combined Financial Statements — Continued
Dollars in millions except per share amounts
AT&T INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2005

	Historical		Pro Forma
	SBC	ATTC	Adjustments		Combined

Assets
Current Assets
Cash and cash equivalents	$433	$2,837	$(1,054)	(a )	$2,216
Accounts receivable — net	6,379	2,994	21	(b7)	9,394
Other current assets	2,440	1,562	75	(b9)	4,077

Total current assets	9,252	7,393	(958)		15,687

Property, Plant and Equipment — Net	48,440	10,845	(610)	(b6)	58,675

Goodwill and Other Intangibles — Net	2,172	5,043	12,647	(b5)	22,996
			(5,043)	(b5)
			8,177	(b8)
Investments in Equity Affiliates	1,828	—	—		1,828
Investments in and Advances to Cingular Wireless	31,117	—	—		31,117
Other Assets	12,445	6,427	(887)	(b2)	17,585
			44	(b6)
			(55)	(b7)
			(389)	(b9)

Total Assets	$105,254	$29,708	$12,926		$147,888

Liabilities and Stockholders’ Equity
Current Liabilities
Debt maturing within one year	$5,386	$522	$—		$5,908
Other current liabilities	14,060	6,501	538	(b2)	20,926
			(101)	(b7)
			(72)	(b9)

Total current liabilities	19,446	7,023	365		26,834

Long-Term Debt	17,822	7,160	907	(b3)	25,889
Other Noncurrent liabilities	27,807	7,650	5,880	(b2)	39,469
			(113)	(b7)
			(1,755)	(b9)

Total Noncurrent liabilities	45,629	14,810	4,919		65,358

Stockholders’ Equity
Common shares issued	3,433	803	(803)	(b4)	4,065
			632	(b1)
Capital in excess of par value	13,001	26,787	(25,733)	(b4)	27,886
			(1,054)	(a )
			14,885	(b1)
Retained earnings (deficit)	28,742	(19,824)	19,824	(b4)	28,742
Treasury shares (at cost)	(4,418)	—	—		(4,418)
Accumulated other comprehensive income	(579)	109	(109)	(b4)	(579)

Total stockholders’ equity	40,179	7,875	7,642		55,696

Total Liabilities and Stockholders’ Equity	$105,254	$29,708	$12,926		$147,888

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

AT&T INC.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
Dollars in millions except per share amounts
Note 1. Basis of Presentation
The accompanying Unaudited Pro Forma Condensed Combined Financial Statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of SBC and ATTC, after giving effect to the merger and adjustments described in these footnotes, and are intended to reflect the impact of the ATTC acquisition on SBC. On January 31, 2005, SBC and ATTC jointly announced the execution of the merger agreement, pursuant to which SBC would acquire ATTC in a transaction in which each share of ATTC common stock, par value of $1.00, would be converted into and exchanged for 0.77942 of a share of SBC common stock (equivalent to approximately 632 million shares, or 19% of the shares of SBC common stock that were outstanding at the merger date of November 18, 2005). Based on the average closing price of SBC common stock for the two days prior to, including, and two days subsequent to the public announcement of the merger (January 31, 2005) of $23.87, and transaction costs and other items the purchase price was approximately $15,517. ATTC is a wholly-owned subsidiary of SBC.
The accompanying Unaudited Pro Forma Condensed Combined Financial Statements are presented for illustrative purposes only and do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of SBC’s and ATTC’s operations.
For more information on estimated cost savings, and revenue synergies, see “The Merger — SBC’s Reasons for the Merger” and “The Merger — AT&T’s Reasons for the Merger” included in the SBC Form S-4 filed with the SEC on March 11, 2005 (File No. 333-123283) including all amendments and supplements to it. The Unaudited Pro Forma Condensed Balance Sheet reflects the merger as if it had been effective on September 30, 2005 and has been restated to present trade receivables in the SBC directory business on a gross basis, a reclassification which increased “Accounts receivable — net” and “Other current liabilities” $1,150. The Unaudited Pro Forma Combined Condensed Statement of Income reflects the merger as if it had been in effect on January 1, 2004 and reclassifies certain ATTC expenses to conform to SBC presentation.
Note 2. Pro Forma Adjustments
(a)	The Pro Forma Condensed Combined Balance Sheet has been adjusted to record the special dividend of $1.30 per share paid by ATTC to ATTC shareholders prior to the closing of the merger. For purposes of the Unaudited Pro Forma Condensed Combined Balance Sheet, the dividend is calculated based on 811 million ATTC shares outstanding at the merger date of November 18, 2005.

AT&T INC.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements — Continued
Dollars in millions except per share amounts
(b)	This entry reflects the preliminary allocation of the purchase price to identifiable net assets acquired and the excess purchase price to Goodwill as follows:

	Common	Additional
	Stock	Capital	Total
Total consideration: Issuance of SBC common stock to ATTC shareholders	$632	$14,885	$15,517	(b1)

Preliminary estimate of fair value of identifiable net assets acquired:
ATTC’s equity			$7,875
Special dividend to ATTC shareholders			(1,054)	(a )

ATTC’s adjusted Equity			$6,821	(b4)
Elimination of ATTC goodwill and intangibles			(5,043)	(b5)
Preliminary estimate of fair value adjustment of ATTC long-term debt			(907)	(b3)
Preliminary estimate of fair value adjustment of ATTC pension, postretirement and other benefit plans			(7,305)	(b2)
Preliminary estimate of fair value adjustment of ATTC plant, property and equipment and internal use software			(566)	(b6)
Preliminary estimate of fair value adjustments to ATTC other assets and liabilities			180	(b7)
Preliminary estimate of fair value of ATTC identifiable intangible assets			8,177	(b8)
Preliminary estimate of tax adjustment on revaluation			1,513	(b9)

Preliminary estimate of fair value of ATTC identifiable net assets (liabilities) acquired			$2,870

Goodwill			$12,647	(b5)

(b1)	The purchase price allocation included within these Unaudited Pro Forma Condensed Combined Financial Statements is based upon a purchase price of $15,517 calculated as follows:

ATTC shares outstanding at November 18, 2005	811,106,429
Exchange ratio	0.77942

SBC shares issued [1]	632,192,573

Price per share [2]	$23.87

Aggregate value of SBC shares issued	$15,090

Transaction costs and other items	427

Aggregate value of SBC consideration	$15,517

Value attributed to par at $1 par value	$632

Balance to capital in excess of par value	$14,885

[1]	SBC shares issued does not adjust for fractional shares, which were settled in cash.
[2]	Price per share is based on the average closing price of SBC common stock for the two days prior to, including and two days subsequent to the public announcement of the merger.

AT&T INC.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements — Continued
Dollars in millions except per share amounts
(b2)	The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted $7,305 to reflect ATTC’s pension, postretirement and other benefit plans at fair value. The adjustment includes recognition of unrecognized net losses, unrecognized prior service costs, changes in various actuarial assumptions, as well as severance costs. The adjustments are reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet based on the plan the adjustment relates to and whether such plans were in a net asset or liability position as well as the expected payment period.

(b3)	The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to report ATTC’s long-term debt at fair value. Based on the preliminary valuation at the merger date of November 18, 2005, the estimated fair value of ATTC’s long-term debt (including current maturities of long-term debt) was $8,315 at September 30, 2005, calculated using quotes or rates available for debt with similar terms and maturities, based on ATTC’s debt ratings at the merger date. The carrying value of ATTC’s long-term debt (including current maturities of long-term debt) was $7,408 at September 30, 2005, resulting in a total increase to debt of $907. The carrying value of debt with an original maturity of less than one year approximates market value.

(b4)	The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to eliminate the historical shareholders’ equity accounts of ATTC.

(b5)	The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect the elimination of ATTC’s historical goodwill and other purchased intangibles. The Unaudited Pro Forma Condensed Combined Financial Statements reflect a preliminary allocation of the purchase price to tangible assets and liabilities with many fair values approximating historical book values as of September 30, 2005, as well as identifiable intangible assets. The remaining unallocated purchase price was allocated to Goodwill.

(b6)	The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect ATTC’s plant, property and equipment (PP&E) and internal use software at fair value. Based on the preliminary valuation at the merger date of November 18, 2005, the estimated fair values of ATTC’s PP&E and internal use software was $10,235 and $758, respectively at September 30, 2005. At September 30, 2005, the carrying value of ATTC’s PP&E was $10,845, resulting in a total decrease to PP&E of $610 and the carrying value of ATTC’s internal use software was $714, resulting in a total increase to Other Assets of $44.

(b7)	The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect ATTC’s other assets and liabilities at fair value.

(b8)	The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect the fair value of identifiable intangible assets. The estimated fair value of identifiable intangible assets was $8,177 and consists of customer relationships of approximately $3,000, trade name of $5,000 and patents and licenses of $200. Substantially all of the licenses acquired and the trade name of ATTC have an indefinite life, and accordingly, are not subject to amortization. The customer relationships intangible assets are being amortized over a weighted period of 1.5 to 9 years for business customers and 1.5 to 2.5 years for

AT&T INC.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements — Continued
Dollars in millions except per share amounts
residential customers, using the sum of the month’s digits method of amortization. This method best reflects the estimated pattern in which the economic benefits will be consumed. Patent intangible assets include protective and commercialized patents, which are amortized using the straight-line method over 2 to 18 years.

(b9)	The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect adjustments to deferred taxes based on the November 18, 2005 revaluation of ATTC’s assets and liabilities.
(c)	The Unaudited Pro Forma Condensed Combined Statements of Income have been adjusted to eliminate certain intercompany revenues and expenses, consisting primarily of switched access, Unbundled Network Element-Platform (UNE-P) and high-capacity transport services, which include DS1s and DS3s (types of dedicated high-capacity lines), and SONET (a dedicated high-speed solution for multisite businesses).

(d)	The Unaudited Pro Forma Condensed Combined Statements of Income have been adjusted to reflect lower amortization of prior service cost and unrealized losses due to the adjustment of ATTC’s pension and postretirement plans to fair value and to conform ATTC pension and postretirement benefit assumptions to those used by SBC (see note b2).

(e)	The Unaudited Pro Forma Condensed Combined Statements of Income have been adjusted to reflect lower interest expense due to the adjustment of ATTC’s long-term debt to fair value (see note b3). The difference between the fair value and the face amount of each borrowing is amortized on a straight-line basis as a reduction to interest expense over the remaining term of the borrowing, based on the maturity date.

(f)	The Unaudited Pro Forma Condensed Combined Statements of Income have been adjusted to reflect lower depreciation expense due to the adjustment of ATTC’s PP&E and internal use software to fair value (see note b6).

(g)	The Unaudited Pro Forma Condensed Combined Statements of Income have been adjusted to reflect the elimination of ATTC’s historical intangible asset amortization due to the elimination of ATTC’s historical intangible assets (see note b8).

(h)	Included in the Unaudited Pro Forma Condensed Combined Statement of Income for the year ended December 31, 2004, is an impairment charge on PP&E of approximately $11,400 recorded by ATTC in the third quarter of 2004. Since the triggering event for assessing impairment of long-lived assets occurred in July 2004, the impairment charge is not adjusted in the Unaudited Pro Forma Condensed Combined Statement of Income. However, depreciation expense has been reduced by $1,080 to reflect SBC estimates of PP&E fair value for the purpose of purchase price allocation and are based on PP&E levels after the impairment. Had the value used for depreciation been assigned to PP&E as of the beginning of the year, there would be no impairment.

AT&T INC.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements — Continued
Dollars in millions except per share amounts

(i)	Pro forma combined basic earnings per common share are based on the historical SBC weighted average shares outstanding of 3.31 billion for the year ended December 31, 2004 and 3.30 billion for the first nine months of 2005 and adjusted to assume that the 632 million shares issued by SBC (see note b1) were outstanding for the entire period presented, calculated using loss from continuing operations in 2004 and net income for the first nine months of 2005.

Pro forma combined diluted earnings per common share are based on the historical SBC weighted average shares outstanding of 3.31 billion for the year ended December 31, 2004 calculated using net loss from continuing operations. For the first nine months of 2005, pro forma combined diluted earnings per common share are based on the historical SBC weighted average shares with dilution outstanding of 3.31 billion and adjusted to assume that 638 million shares and equivalents (632 million shares issued by SBC plus 8 million ATTC weighted average common stock equivalents assumed converted at the exchange ratio of 0.77942) were outstanding for all of the first nine months ended September 30, 2005, calculated using net income.

(j)	The Unaudited Pro Forma Condensed Combined Statements of Income have been adjusted to reflect the aggregate pro forma income tax effect of notes (c) through (h) above and the amortization impact of item (b8). The aggregate pre-tax effect of these adjustments was $312 in 2004 and $(13) for the first nine months of 2005, reflected as “Income Before Income Taxes” on the Unaudited Pro Forma Condensed Combined Statement of Income, which was taxed at the SBC marginal tax rate of 38.05%.
Note 3. Federal Income Tax Consequences of the Merger
The Unaudited Pro Forma Condensed Combined Financial Statements assume that the merger qualifies as a tax-free reorganization for federal income tax purposes.